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EXHIBIT 99.1

        [ENTROPIN LOGO]

WHAT INVESTORS SHOULD KNOW ABOUT ENTROPIN

What do we know about Entropin's first generation drug, Esterom®?

        Esterom® is a new topical pharmaceutical product that is currently being tested in Phase II/III clinical trials. This study is examining patients between the ages of 18 and 65 years who have a soft tissue affliction resulting in impaired function of the shoulder. In a Phase II study, it was demonstrated that Esterom® provided statistically significant improvement for soft tissue afflictions for both shoulders and lower backs.

        It is management's opinion that Esterom® has the potential to replace other current therapeutics for treating impaired physical function resulting from soft tissue injuries and diseases—such as tendonitis, impingement syndrome, bursitis and lower back sprain, and possibly, forms of arthritis. Esterom® is Entropin's investigational drug for patients suffering from these painful and limiting range of motion medical conditions.

        Management believes that Esterom®, a topical solution applied directly to the injury and/or diseased site,

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  is effective in treating acute painful soft tissue injuries and diseases;

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  provides quick relief (Esterom® demonstrated statistically significant effectiveness within ten minutes of application in the Phase II clinical study);

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  is safe (no significant adverse effects observed in over 300 patients);

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  is a potent analgesic (pain suppressant) that inhibits nerve conduction and has long-lasting properties to reduce and manage pain;

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  successfully blocks both primary and secondary pain caused by injury or incisions (results of research by Dr. Gary Strichartz, Professor at Harvard Medical School);

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  has the potential to treat forms of chronic pain, such as arthritis.

        In addition, Esterom®:

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  is manufactured in a simple one step process; and

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  is protected by the strongest type of patent (i.e., composition-of-matter) in the U.S. and selected foreign countries.

Why invest in Entropin?

        Below are some valuable points of interest for past, present, and future investors' consideration. These points are further expanded in the sections following this summary.

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  Entropin has built a strong management, Board of Directors, and medical advisory team given the Company's size and stage of development. It is a team with integrity, expertise, and experience.

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  Esterom® is a fast acting, unique investigational drug which has yielded no significant adverse side effects in clinical trials to date. Management believes that Esterom® has the potential to replace other current therapeutics for treating impaired physical function resulting from soft tissue injuries and diseases—such as tendonitis, impingement syndrome, bursitis and lower back sprain, and possibly, forms of arthritis.

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  Independent laboratory research studies in animals have confirmed the potency of Esterom®.

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  The Esterom® market is currently served by products that may provide relief for acute pain, but may also have significant side effects. Nevertheless, sales in this market are estimated to be $11.5 billion per year. Management believes that Esterom® could address the aches, pains, and joint restrictions of senior citizens, a market projected to double over the next 25 years.

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  Management is dedicated to securing U.S. Food and Drug Administration (FDA) approval for Esterom® in the shortest period of time, at the lowest cost, and with the least amount of shareholder dilution.

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  Management believes Entropin's composition-of-matter patents in the U.S. and foreign countries provide strong protection. A new patent application has been filed and management currently anticipates filing other patents, which if issued, will further strengthen and expand Entropin's patent portfolio.

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  The Company's scientific knowledge of Esterom® provides a technology platform for the development of new applications and potentially opens new markets.

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  Esterom® is manufactured in a one-step process resulting in lower manufacturing costs.

What progress is being made in the Phase II/III clinical trials?

        The Phase II/III clinical study is a double-blind, placebo controlled study in which 150 patients will be treated for shoulder pain and disability. Each patient will be treated on 3 consecutive days with a dosage of 10% Esterom® or the placebo control and are followed for 7 days thereafter. The Company anticipates that it will complete the Phase II/III clinical study and announce the results prior to the end of Q3 2002.

What makes Esterom® work and how is the technology protected?

        Esterom® is derived from pharmaceutical grade cocaine, benzolymethylecgonine (BME). When BME is mixed with propylene glycol and heated, Entropin's proprietary manufacturing process results in the formation of a series of new compounds. Each of these compounds has a corresponding hydroxypropyl ester. The Company has discovered that the most active molecules in Esterom® are the hydroxyproply esters of benzoylecgonine (BE esters).

        The BE esters are new molecular entities and have been patented by Entropin in the U.S. The Company also holds 38 foreign country patents. The patents are composition-of-matter patents that provide strong intellectual property protection. A new patent application has just been filed for Entropin's commercial manufacturing process and, if approved, it will extend protection to 2020. Other patents are being prepared.

        When BME is broken down into its various compounds, using Entropin's proprietary process, the resulting compounds do not pass the blood brain barrier; therefore, Esterom® does not appear to be abusive or addictive.

        Dr. Gary Strichartz's animal research has shown that Esterom's® mechanism of action (MOA) is such that the drug effectively blocks nerve impulse conduction and has long-lasting analgesic and pain inhibitor properties. According to Dr. Strichartz, Esterom® is five times more potent than lidocaine, a popular anesthetic. (Dr. Strichartz is Professor of Anesthesia and Director of the Anesthesia Research Laboratories at Harvard Medical School and a world expert on analgesia, pain and pain control.)

        Dr. Strichartz's research has also demonstrated that Esterom® blocks both primary and secondary hyperalgesia (elevated pain) caused by either injury or incisions. Management believes that this discovery represents new applications and opens new potential markets for Esterom®.

        Our scientific consultants at Brigham and Women's Hospital at Harvard Medical School are now investigating the possibility that Esterom® also has anti-inflammatory properties.

Is Entropin a one product company?

        Entropin has the potential for developing its technology platform and expanding its product line. The first generation drug is Esterom®, a topical solution used to treat soft tissue injuries and/or diseases. A potential second generation of Esterom® is a topical lotion or cream that management believes will be easier to apply, but just as effective as the original formulation. Furthermore, active esters found in Esterom® form a scientific platform for the development of additional generation drugs.

        Entropin also has a covalent patent in which several of the components of Esterom® have been chemically coupled with high volume drugs such as aspirin, acetaminophen, ibuprofen, naproxen, etc. Management currently anticipates that the efficacy of these new compounds will be explored in future clinical trials.

What is Entropin's future?

        The Board of Directors has decided that Entropin will not strive to become a fully integrated pharmaceutical company. Management is currently seeking a corporate partnership.

        The outcome of corporate partnering could be one or a combination of the following:

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  a licensing agreement between Entropin and a corporate partner;

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  acquisition or merger of Entropin by or with a major pharmaceutical company.

        An example of a possible combination of the above might be a licensing agreement with a first right of refusal for an acquisition or merger under negotiated conditions.

        Entropin has two primary goals: (1) developing Esterom® to help those who suffer from soft tissue injuries and diseases and (2) maximizing shareholder return.

Is Entropin adequately financed?

        Management currently believes that Entropin is adequately financed to complete Phase II/III and the detail planning of Phase III.

        A licensing agreement is a potential source of financing and could provide the required funding for securing approval of Esterom® without additional stock dilution. Licensing is a common source of funding for a company of Entropin's size and product development stage. Members of Entropin's management team have prior experience in negotiating such contracts.

        Management may also consider other financial sources, including those listed below:

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  Private sources for equity lines of credit (PIPES). With this option, shareholder dilution is limited to the amount of funds used.

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  Although perhaps a less desirable option, the Company could go to the public market with the possibility of drawing down funds in tranches to minimize shareholder dilution.

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  Another option would be to seek a licensing agreement with a foreign-based pharmaceutical company.

        The Company continues its practice of spending shareholders' money prudently and wisely. From Entropin's inception in August of 1984 through March 31, 2002, we have spent approximately $12.5 million on research and development. As of March 31, 2002, we have about $7.5 million in cash and short-term investments. Provided that our Phase II/III clinical trial, Phase III clinical trial and New Drug Application phase are successful within the time frame projected by management, we estimate that our total cost of developing Esterom® for market will be under $50 million. This compares to the average cost of developing a new prescription drug that is $802 million according to Tufts Center for the Study of Drug Development. As you can see, your company, Entropin, anticipates spending only a fraction of the average cost expended by other pharmaceutical companies.

        Statements in this document that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. No assurances can be given, for example, that the Company will successfully complete clinical trials, obtain regulatory approvals, implement its business strategy, develop its current products, or any new products it may pursue, or be able to manufacture or successfully commercialize such products. Actual results may differ materially from those described in this release due to risks and uncertainties that exist in the Company's operations, including, without limitation, the ability to successfully complete development and commercialization of products, including the cost, scope and results of pre-clinical and clinical testing, the ability to successfully complete product research and further development, including pre-clinical and clinical studies, the time, cost and uncertainty of obtaining regulatory approvals, the ability to obtain substantial additional funding, the ability to develop and commercialize products before competitors and other factors detailed from time to time in filings with the Securities and Exchange Commission including, without limitation, the Company's Annual Report on Form 10-KSB for the most recent fiscal year end and the Company's most recent Form 10-QSB. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Contact Entropin:

Entropin, Inc. www.entropin.com
Dr. Thomas Tachovsky, President & CEO
Patricia Kriss, CFO, VP Finance & Admn
Tel: (760) 775-8333
Fax: (760) 775-1224
 Entropin@aol.com

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  EXHIBIT 99.1